Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

Name	Formation Jurisdiction
Altona Properties Pty Ltd. (37.4% owned)	Australia
Braspenco Industria de Compostos Plasticos Ltda.	Brazil
Chromatics, Inc.	Connecticut
Canada Films Venture, Inc.	Ontario
Colorant Chromatics AB	Finland
Colorant Chromatics AG	Switzerland
Colorant Chromatics Trading Shanghai, Ltd.	China
Colorant GmbH	Germany
ColorMatrix Argentina S.A.	Argentina
ColorMatrix Asia Limited	Hong Kong
ColorMatrix-Brazil, LLC	Ohio
ColorMatrix do Brasil Indústria e Comércio de Pigmentos e Aditivos	Brazil
ColorMatrix Europe BV	Netherlands
ColorMatrix Europe Limited	United Kingdom
ColorMatrix Group, Inc.	Delaware
ColorMatrix Holdings, Inc.	Delaware
ColorMatrix Mexico S.A. de C.V.	Mexico
ColorMatrix Plastic Colorant (Suzhou) Co. Ltd.	China
ColorMatrix Russia LLC	Russia
ColorMatrix South Africa (Pty) Ltd.	South Africa
ColorMatrix South America, Ltd.	British Virgin Islands
ColorMatrix UK Holdings Limited	United Kingdom
ColorMatrix UK Limited	United Kingdom
Conexus, Inc.	Nevada
Gayson Silicone Dispersions, Inc.	Ohio
Geon Development, Inc.	Ohio
Glasforms, Inc.	Ohio
GLS Hong Kong Limited	China
GLS International, Inc.	Illinois
GLS Thermoplastic Alloys (Suzhou) Co., Ltd	China
GLS Trading (Suzhou) Co., Ltd.	China
Hollinger Development Company	Nevada
Juffali-PolyOne Master Batches Company (51%)	Saudi Arabia
L. E. Carpenter & Company	Delaware
LP Holdings	Canada
M.A. Hanna Asia Holding Company	Delaware
M.A. Hanna Export Services Corp.	Barbados
M.A. Hanna Plastic Group, Inc.	Michigan
NEU Specialty Engineered Materials, LLC	Ohio
P.I. Europe CV	Netherlands
Polimeks Plastik San. ve Tic. A.S.	Turkey
Polymer Diagnostics, Inc.	Ohio
PolyOne Belgium S.A.	Belgium
PolyOne Canada Inc.	Canada
PolyOne Color and Additives Germany, GmbH	Germany
PolyOne Controladora SA de CV	Mexico

Name	Formation Jurisdiction
PolyOne Costa Rica S.A.	Costa Rica
PolyOne CR s.r.o.	Czech Republic
PolyOne de Mexico S.A. de C.V.	Mexico
PolyOne Deutschland, GmbH	Germany
PolyOne Distribution Trading (Shanghai) Co., Ltd	China
PolyOne Espana, S.L.	Spain
PolyOne Europe Logistics, S.A.	Belgium
PolyOne France S.A.S.	France
PolyOne Funding Corporation	Delaware
PolyOne Funding Canada Corporation	Canada
PolyOne Hong Kong Holding Ltd	Hong Kong
PolyOne Hungary, Ltd	Hungary
PolyOne International Financial Services Company	Ireland
PolyOne International Trading (Shanghai) Co., Ltd.	China
PolyOne Italy, Srl	Italy
PolyOne Japan K.K.	Japan
PolyOne Korea, Ltd.	Korea
PolyOne LLC	Delaware
PolyOne Luxembourg S.a.R.L.	Luxembourg
PolyOne Management International Holding, S.L.	Spain
PolyOne Poland Manufacturing, Sp.z.o.o.	Poland
PolyOne Polymers India Pvt. Ltd	India
PolyOne Shenzhen Co. Ltd.	China
PolyOne Shanghai, China	China
PolyOne Singapore, Ltd.	Singapore
PolyOne Suzhou, China	China
PolyOne Sweden, AB	Sweden
PolyOne Termoplásticos do Brasil Ltda.	Brazil
PolyOne Th. Bergmann, GmbH	Germany
PolyOne Tianjin, China	China
PolyOne Vinyl Compounds Asia Holdings Limited	British Virgin Islands
PolyOne Vinyl Compounds Dongguan Co. Ltd.	China
Seola Aps Holding	Denmark
Shanghai Colorant Chromatics Co., Ltd.	China
Star Color Co. Ltd.	Thailand
Tekno Polimer Muhendislik Plastikleri San. ve Tic. A.S.	Turkey
Tekno Ticaret Muhendislik Plastikleri San. ve. Tic. A.S.	Turkey
The ColorMatrix Corporation	Ohio
Uniplen Indústria de Polímeros Ltda.	Brazil